Exhibit 21

PREFERRED APARTMENT COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State of Incorporation	Percentage Ownership
Preferred Apartment Communities Operating Partnership, L.P.	Delaware	100%